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                                                                     Exhibit 5.2







                                    June 25, 1998

Cumulus Media Inc.
111 East Kilbourn Avenue
Suite 2700
Milwaukee, WI 53202

Ladies and Gentlemen:

          We have acted as special counsel to Cumulus Media Inc, an Illinois corporation (the "Company") and each of the Company's subsidiaries listed in Exhibit A attached hereto (the "Guarantor Subsidiaries") in connection with the issuance of $150,000,000 Senior Subordinated Notes due 2008 (the "Notes") of the Company, in a public offering pursuant to a Registration Statement on Form S-1 (Registration No. 333-48849), as amended (the "Registration Statement"), filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended. The Notes will be issued pursuant to an Indenture (the "Indenture") to be entered into by the Company, the Guarantor Subsidiaries and Firstar Bank of Minnesota, N.A., as Trustee. We understand that the Notes will be guaranteed on a senior subordinated basis by each of the Guarantor Subsidiaries (the "Guarantees").

          In our capacity as counsel for the Company in connection with the matters referred to above, we have examined the Registration Statement, the Indenture, the Guarantees and the form of the Notes, and the originals or copies certified or otherwise identified, of records of corporate action of the Company as furnished to us by the Company, certificates of public officials and of representatives of the Company, statutes and other instruments and documents, as a basis for the opinions hereinafter expressed.

          We are members of the bar of the State of New York and we express no opinion as to the laws of any jurisdiction other than the federal laws of the United States and the laws of the State of New York.


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Cumulus Media Inc.
June 25, 1998
Page 2



          Based upon and subject to the foregoing, assuming that (i) the Company has all necessary power and authority to execute and deliver the Notes and perform its obligations thereunder and (ii) each of the Guarantor Subsidiaries has all necessary power and authority to execute and deliver its respective Guarantee and perform its obligations thereunder, we are of the opinion that:

          (a) the Notes, when duly executed and delivered by the Company, authenticated by the Trustee and paid for upon the terms set forth in the Registration Statement, and after the due execution and delivery of the Indenture, will constitute the valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms and entitled to the benefits under the Indenture.

          (b) the respective Guarantees, when duly executed and delivered by each Subsidiary Guarantor upon the terms set forth in the Registration Statement, and after the due execution and delivery of each of the Indenture and the Notes, will constitute the valid and legally binding obligation of such Subsidiary Guarantor, enforceable against such Subsidiary Guarantor in accordance with its terms and entitled to the benefits under the Indenture.

          The foregoing opinions are subject to (1) applicable bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, moratorium or other laws affecting creditors' rights generally from time to time in effect, (2) principles governing the availability of equitable relief (regardless of whether enforcement is sought in a proceeding in equity or at law).

          We hereby consent to the filing of this opinion of counsel as Exhibit
5.2 to the Registration Statement and to the reference to our Firm under the caption "Legal Matters" in the prospectus relating to the Notes included in the Registration Statement.


                                   Very truly yours,




                                   /s/ PAUL, HASTINGS, JANOFSKY & WALKER LLP


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Cumulus Media Inc.
June 25, 1998
Page 3



SUBSIDIARY GUARANTOR                         JURISDICTION OF INCORPORATION
--------------------                         -----------------------------

Cumulus Broadcasting, Inc.                   Nevada

Cumulus Licensing Corp.                      Nevada

Caribbean Communications Company Ltd.        Montserrat

GEM Radio Five Ltd.                          Trinidad and Tobago

Forjay Broadcasting Corporation              South Carolina

Forjay Licensing Corp.                       Nevada

Minority Radio Associates, Inc.              Georgia

MRA Licensing Corp.                          Nevada